UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No. )

Filed by the Registrant ☑

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☑	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

Core Laboratories N.V.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☑	No fee required
☐	Fee paid previously with preliminary materials
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

*** Exercise Your Right to Vote ***

IMPORTANT NOTICE Regarding the Availability of Proxy Materials

for the Shareholder Meeting To Be Held on May 19, 2021

Meeting Information
CORE LABORATORIES N.V.	Meeting Type:	Annual Meeting
	For holders as of:	April 21, 2022
	Date: May 19, 2022	Time: 9:00 a.m. CEST
	Location:	Hotel Sofitel Legend The Grand Amsterdam
Oudezijds Voorburgwal 197, 1012 EX
Amsterdam, the Netherlands

CORE LABORATORIES N.V.	You are receiving this communication because you hold shares in the above named company.

C/O CORE LABORATORIES LP 6316 WINDFERN ROAD HOUSTON, TX 77040

This is not a ballot. You cannot use this notice to vote these shares. This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. We encourage you to access and review all of the important information contained in the proxy materials before voting.

The proxy materials are available at www.proxydocs.com/clb. If you want to receive a paper or e-mail copy of these documents, you must request one. There is no charge to you for requesting a copy. Please make your request for a copy (as instructed on the reverse side) on or before May 5, 2022 to facilitate timely delivery.

See the reverse side of this notice to obtain proxy materials and voting instructions.

— Before You Vote —

How to Access the Proxy Materials

Proxy Materials Available to VIEW or RECEIVE:
NOTICE AND PROXY STATEMENT	ANNUAL REPORT

How to View Online:
Have the information that is printed in the box marked by the arrow à		XXXX XXXX XXXX	(located on the following page) and
visit: www.proxydocs.com/clb.

How to Request and Receive a PAPER or E-MAIL Copy:
If you want to receive a paper or e-mail copy of these documents, you must request one. There is NO charge for requesting a copy. Please choose one of the following methods to make your request:
1) BY INTERNET:	The proxy materials are available at www.proxydocs.com/clb.
2) BY TELEPHONE:	1-800-579-1639
3) BY E-MAIL*:	sendmaterial@proxyvote.com

* If requesting materials by e-mail, please send a blank e-mail with the information that is printed
in the box marked by the arrow à	XXXX XXXX XXXX	(located on the following page) in the subject line.

Requests, instructions and other inquiries sent to this e-mail address will NOT be forwarded to your investment advisor. Please make the request as instructed above on or before May 5, 2022 to facilitate timely delivery.

— How To Vote —

Please Choose One of the Following Voting Methods

Vote In Person: Many shareholder meetings have attendance requirements including, but not limited to, the possession of an attendance ticket issued by the entity holding the meeting. Please check the meeting materials for any special requirements for meeting attendance. At the meeting, you will need to request a ballot to vote these shares.

Vote By Internet: To vote now by Internet, go to www.proxyvote.com. Have the information that is printed in the box
marked by the arrow à	XXXX XXXX XXXX	available and follow the instructions.

Vote By Mail: You can vote by mail by requesting a paper copy of the materials, which will include a proxy card.

The Board of Supervisory Directors recommends that you vote FOR the following:
1.

To elect one new Class II Supervisory Director and to re-elect two current Class II Supervisory Directors to serve under the terms and conditions described within the proxy statement until our annual meeting in 2025 and until their successors shall have been duly elected and qualified;

	1a) Katherine Murray
	1b) Martha Carnes
	1c) Michael Straughen

The Board of Supervisory Directors recommends you vote FOR the following proposals:

2.	To appoint KPMG, including its U.S. and Dutch affiliates (collectively, "KPMG"), as Core Laboratories N.V.'s independent registered public accountants for the year ending December 31, 2022.	7.

To approve and resolve the extension of the authority to limit or exclude the preemptive rights of the holders of our common shares and/or preference shares up to a maximum of 10% of outstanding shares per annum until November 19, 2023.

3.	To confirm and adopt our Dutch Statutory Annual Accounts in the English language for the fiscal year ended December 31, 2021, following a discussion of our Dutch Report of the Management Board for that same period.	8.

To:

(a) approve, on an advisory basis, the compensation philosophy, policies and procedures described in the section entitled Compensation Discussion and Analysis ("CD&A"), and the compensation of Core Laboratories N.V.'s named executive officers as disclosed pursuant to the United States Securities and Exchange Commission's compensation disclosure rules, including the compensation tables;

4.	To approve and resolve the cancellation of our repurchased shares held at 12:01 a.m. CEST on May 19, 2022.		(b) cast a favorable advisory vote on the remuneration report referred to in Section 2:135b of the Dutch Civil Code for the fiscal year ended December 31, 2021.

5.	To approve and resolve the extension of the existing authority to repurchase up to 10% of our issued share capital from time to time for an 18-month period, until November 19, 2023, and such repurchased shares may be used for any legal purpose.	9.	To transact such other business as may properly come before the annual meeting or any adjournment thereof.
6.

To approve and resolve the extension of the authority to issue shares and/or to grant rights (including options to purchase) with respect to our common and preference shares up to a maximum of 10% of outstanding shares per annum until November 19, 2023.

			NOTE: Such other business as may properly come before the annual meeting or any adjournment thereof shall be voted in accordance with the discretion of the attorneys and proxies appointed hereby.